Exhibit 10.1

[Form of Inside Director Letter]

March 11, 2015

[NAME]

[ADDRESS]

Dear [____],

On behalf of Global Defense & National Security Systems, Inc., a Delaware corporation (the “Company”), I am pleased to confirm that as a member of the Company’s Board of Directors (the “Board”), you will be entitled to receive the compensation described below on the terms set forth herein.

Subject to the consummation of the Company’s initial “Business Combination” (as defined in the Company’s amended and restated certificate of incorporation), post Business Combination if you continue on the Board [in a capacity other than Chairman of the Board] your annual cash retainer will be $60,000; and an annual cash retainer of $5,000 for your service on each committee of the Board on which you serve. These annual retainers will be available for as long as you continue to serve on the Board and will be subject to adjustment by the Board from time to time.

[If you continue on the Board post-Business Combination in the capacity of Chairman your annual cash retainer will be $80,000, which shall be inclusive of any committee retainers.]

In receiving this letter, this will not preclude you from being granted options under the Company’s Stock Incentive Plans or payment in lieu of in the future.

Because of the personal nature of the services to be rendered by you, this agreement may not be assigned by you without the prior written consent of the Company.

This agreement expresses the entire understanding with respect to the subject matter hereof and supersedes and terminates any prior oral or written agreements with respect to the subject matter hereof.  All questions with respect to the construction and/or enforcement of this agreement, the rights and obligations of the parties hereunder, and your responsibilities as a Director of the Company, shall be determined in accordance with the laws of the State of Delaware.  This agreement may be amended only with the written consent of the parties hereto.  This agreement may be executed in separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.  This agreement may be executed by electronic or facsimile signature, which shall be considered enforceable for all purposes.

If the foregoing terms are agreeable, please indicate your acceptance by signing this letter in the space provided below and returning it to the Company.

Sincerely,

Global Defense & National Security Systems, Inc.

By:
Name:
Title:

Accepted by:

Signature:
Name:

Date: